UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2018

DROPCAR, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-34643	98-0204758
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

DropCar, Inc.

1412 Broadway, Suite 2105

New York, New York 10018

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (646) 342-1595

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

On May 15, 2018, DropCar, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Filing”) with the Securities and Exchange Commission (“SEC”), announcing certain operating results for the three months ended March 31, 2018.

The Company is filing this Current Report on Form 8-K/A (the “Form 8-K/A”) to amend the Original Filing in order to reflect two changes in connection with the Company’s earnings. First, the Company’s earnings are being updated to reflect one month's amortization on certain deferred financing costs associated with convertible notes issued prior to the Company’s business combination with DropCar, Inc. (“Private DropCar”) in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated as of September 6, 2017, as subsequently amended, which was completed on January 30, 2018. The impact is an increase in non cash interest expense of approximately $176,000. Second, the Company’s earnings are being updated to reflect an adjustment related to fees paid in connection with the Company’s sale of Series H-4 Convertible Preferred Stock, par value $0.0001 per share (the “Series H-4 Shares”), and warrants to purchase 2,684,300 shares of common stock of the Company, par value $0.0001 pershare (“Common Stock”), with an exercise price of $2.60 per share,subject to adjustments (the “Warrants”), which sale occurred on March 8,2018. Pursuant to a Placement Agent Agreement, as amended, at the closing, the Company issued Series H-4 Shares and Warrants to the placement agent. The $247,121 fee associated with the warrant portion was originally recorded as a selling, general and administrative expense. It is has been adjusted to be reflected as a net against capital raised. The impact is $247,121 in lower selling, general and administrative expenses. The Company has updated its operating results to reflect the net $71,121 reduction in loss to the Company’s earnings of these two adjustments.

Except as described above, no other changes have been made to the Original Filing and this Form 8-K/A does not modify or update any other information in the Original Filing. Information not affected by the changes described above is unchanged and reflects the disclosures made at the time of the Original Filing. Accordingly, this Form 8-K/A should be read in conjunction with the Company’s filings made with the SEC subsequent to the date of the Original Filing.

Item 2.02	Results of Operations and Financial Condition.

On May 21, 2018, DropCar, Inc. (the “Company”) announced certain operating results for the three months ended March 31, 2018. The information set forth under this Item 2.02 of this Current Report on Form 8-K, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DROPCAR, INC.

Date: May 21, 2018	By:	/s/ Spencer Richardson
Name: Spencer Richardson Title: Chief Executive Officer